                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-36277 of Reading International Inc. on Form S-8 of our report dated March 29, 2002, appearing in this Annual Report on Form 10-K of Reading International Inc. for the year ended December 31, 2001.


DELOITTE & TOUCHE LLP

Los Angeles, California

March 29, 2002